Exhibit 23.2


                             Consent of Independent
                        Registered Public Accounting Firm



Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2005 relating to the financial statements, appearing in the Company's Annual Report on Form 10-K for the kyear ended Delcember 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Chicago, Illinois

May 13, 2005